     disposition of the Common Stock.  The Company may, but will not be any
     -------------------------------
     obligated to, withhold from my compensation the amount necessary to meet applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

     NAME:  (Please print)_____________________________________________________
                              (First)             (Middle)       (Last)

     _________________________          ________________________________________
     Relationship
                                        ________________________________________
                                        (Address)

     Employee's Social
     Security Number:                   ____________________________________
     Employee's Address:                ____________________________________
                                        ____________________________________
                                        ____________________________________

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:_________________________         _____________________________________
                                        Signature of Employee


                                        _____________________________________
                                        Spouse's Signature (If beneficiary
                                        other than spouse)

                                   EXHIBIT B
                                   ---------

                          NATUS MEDICAL INCORPORATED

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                             NOTICE OF WITHDRAWAL


     The undersigned participant in the Offering Period of the Natus Medical Incorporated Employee Stock Purchase Plan which began on ____________, ______ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.


                                    Name and Address of Participant:

                                    ________________________________

                                    ________________________________

                                    ________________________________

                                    Signature:

                                    ________________________________

                                    Date:____________________________